                                                                   EXHIBIT 10.77

                        CONSENT TO SUBLEASE AND AGREEMENT

         As of this 25th day of September 2002, K-5 Associates, LLC (the "Landlord"), MTI Technology Corporation - (the "Tenant"), and WebCommerce Group, LLC - (the "Subtenant") do hereby enter into this Consent to Sublease and Agreement (this "Agreement").

                                    RECITALS

                  WHEREAS, Landlord and Tenant entered into a lease (the "Lease") dated April 26, 2000 for approximately 2635 rentable square feet of office space in the building commonly known as the Cii Building, located in Wake County, Raleigh, North Carolina (the "Subleased Premises");

                  AND WHEREAS, Tenant and Subtenant have agreed to enter into a sublease of the Subleased Premises in the form attached hereto and incorporated herein by reference (the "Sublease");

                  NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Subtenant agree as follows:

         1. Any capitalized terms used in this Agreement that are not defined herein shall have the meaning given such terms in the Lease or Sublease, as applicable.

         2. Landlord has reviewed and approved the provisions of the Sublease and hereby consents to the terms and conditions thereof.

         3. Tenant shall not be released in any manner from any of its obligations, covenants, agreements, liabilities and duties under the Lease and any amendments thereto, including but not limited to, Tenant's duty to pay or cause to be paid all rent due thereunder.

         4. Tenant shall pay to Landlord, as additional rent, all rents received by Tenant from Subtenant in excess of the rent payable by Tenant to Landlord under the Lease.

         5. The Sublease is, in all respects, subject and subordinated to the Lease. Without limiting the foregoing, no use or occupancy of the Subleased Premises shall be permitted by Tenant or undertaken by Subtenant which is in any way inconsistent with the terms and provisions of the Lease. Subtenant agrees to comply with all provisions of the Lease, including Section 10 of the Lease, entitled "Tenant's Compliance; Insurance Requirements", and the requirement that Landlord be named as an additional insured. Subtenant and Tenant hereby agree that they are and will be jointly and severally liable for the performance of the agreements, conditions, covenants and terms of the Lease.

         6. Landlord shall not be obligated to Subtenant under any of the provisions of the Sublease.

         7. Subtenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (a) Subtenant's use of the Subleased Premises or any part thereof; (b) any activity, work, or other thing done, permitted or suffered by Subtenant in or about the Subleased Premises or the building, or any part thereof; (c) any breach or default by Subtenant in the performance of any of its obligations under the Sublease or this Agreement; or (d) any act or negligence of Subtenant, or any officer, agent, employee, contractor, servant, invitee or guest of Subtenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (a) through (d) above, or any action brought thereon. If such action is brought against Landlord, Subtenant upon notice from Landlord shall defend the same through counsel selected by Subtenant's insurer or other counsel, in each case acceptable to Landlord. Subtenant assumes all risk of damage or loss to its property or injuries or death to persons in, on, or about the Subleased Premises, from all causes except those for which the law imposes liability on Landlord regardless of any attempted waiver thereof, and Subtenant hereby waives such claims in respect thereof against Landlord. The provisions of this paragraph shall survive the termination of the Sublease.

         8. This Agreement shall not be deemed to constitute a consent to any future sublease (or any future assignment) and each and every such proposed future sublease (and any proposed future assignment) shall require the prior written consent of Landlord, which Landlord may not arbitrarily refuse to give.

         9. The termination of the Lease by lapse of time or as otherwise provided in the Lease shall immediately cause the Sublease to be terminated and have no further force or effect; provided, however, that Subtenant agrees, at the election and upon the written demand of Landlord, to attorn to Landlord upon the terms and conditions set forth in the Sublease for the remainder of the term of the Sublease. The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of the Landlord, and no further instrument shall be required to give effect to said provisions.

         10. Any options provided to Tenant in the Lease shall not be extended to or exercised by Subtenant.

         11. Landlord, hereby represents and warrants to Subtenant that, as of the date of this agreement, to Landlord's knowledge, no defaults exist by either party under the lease, nor does there exist any fact or circumstance which, with the passage of time, could become a default under the Lease.

         12. Landlord agrees to provide the Subtenant a copy of any notice of default that Landlord shall provide to Tenant under the Lease, at the same time as such notice is provided to Tenant, at the address of the Subleased Premises, and otherwise pursuant to Section 19 of the Lease, and, then, Subtenant shall thereafter have the concurrent right as may be granted to Tenant under the Lease to effect a cure of such default, and Landlord shall accept such cure from Subtenant, provided, however, that Subtenant shall have no obligation to effect any cure, such action being at Subtenant's option.

         13. If Landlord terminates the Lease and the Sublease because of a default by Tenant that remains uncured by Tenant and Subtenant beyond any applicable cure period, Subtenant shall have thirty
                  (30) days to vacate the Subleased Premises.

         14. Subtenant and Tenant hereby agree that upon receipt of written notice from Landlord certifying that Tenant is in default, Subtenant shall pay directly to Landlord, rather than to Tenant, all rent and other sums that become due and payable by Subtenant under the Lease.

         15. Subtenant agrees to deliver to Landlord copies of all notices of default and other notices or correspondence pertaining to non-compliance with the Sublease received by Subtenant. Tenant agrees to deliver to Landlord copies of all notices of default and other notices or correspondence pertaining to non-compliance with the Sublease received by Tenant.

         16. Notwithstanding anything herein or the Sublease to the contrary, Landlord hereby consents to the provisions of the Sublease with respect to the assignment by Tenant to Subtenant of Tenant's privity and right to enforce the Lease (and Landlord's obligations thereunder) against Landlord.

         17. This Agreement is entered into under the laws of the State of North Carolina and those laws shall govern the construction and enforcement of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Consent to Sublease and Agreement under seal as of the day and year first written above.



                                       LANDLORD:

                                       K-5 ASSOCIATES, LLC



                                       By: /s/ Daniel Kadif              (SEAL)
                                          --------------------------------
                                       Title: Manager
                                       Date: October 4, 2002



ATTEST                                 TENANT:



/s/ Mark A. Franzen                    MTI TECHNOLOGY CORPORATION
------------------------------
Secretary



                                       By: /s/ Mark A. Franzen
                                          --------------------------------------
                                       Title: Chief Financial Officer
Corporate Seal                         Date: September 26, 2002



                                       SUBTENANT

                                       WEBCOMMERCE GROUP, LLC



                                       By: /s/ Roger Moon                 (SEAL)
                                          --------------------------------
                                       Title: President & CEO
                                       Date: September 24, 2002

                                    SUBLEASE

         This SUBLEASE dated September______, 2002, by and between MTI Technology Corporation (the "Tenant") with its principal office at 4905 E. La Palma Avenue, CA 92807 and Web Commerce Group, LLC (the "Subtenant") with its principal office at 7200 Falls of the Neuse Road, Raleigh, NC 27615, Suite 100.

         Subtenant subleases from Tenant the following described premises:

         Approximately 2635 rentable square feet of office space in the building commonly known as Cii Building located in Wake county, Raleigh, North Carolina (the "Premises") (collectively, the "Lease").

         TERM: Subtenant shall occupy the above described premises for a term of Thirty-one (31) months commencing October 1, 2002 and terminating on April 31, 2005.

         RENT: Subtenant covenants and agrees to pay to the Tenant rent in accordance with the following payment schedule with each monthly rental payment due and payable on the first day of each month in accordance with Paragraph 4 of the Lease. Said rental payments shall commence October 1, 2002 and continue through lease termination.

                     TERM                      MONTHLY RENT
                     ----                      ------------
                 10/01/02-8/31/03                 $1,900
                 9/01/03-6/30/04                  $2,195
                 7/01/04-4/30/05                  $2,635

                  Subtenant will pay for all approved and/or alterations to charges when billed for approved changes to the premises. Subtenant will also pay when billed the reasonable restoration charges for approved changes to the premises if said restoration is performed. Subtenant will not make changes to the space without written approval of the Tenant and the Landlord.

         INSURANCE: Notwithstanding anything to the contrary contained in the Lease, Subtenant shall maintain general public liability insurance as specified in Section 10 ("TENANT'S COMPLIANCE-PROPERTY") of the Lease in an amount not less than one million dollars ($1,000,000.00). Subtenant shall also insure its personal property to such extent as it deems appropriate, and shall neither have nor make claim against Landlord or Tenant for any loss or damage to same, regardless of the cause thereof.

         TENANT IMPROVEMENTS: Subtenant agrees to accept the Premises in "As-is" condition in accordance with the floor plan shown on Exhibit B.

         FURNITURE/PHONES: Tenant will furnish one desk and chair for each office for Subtenant's use. All property is to be listed on an attachment as Exhibit C and is to remain property of Tenant throughout the Sublease term and remain property of Tenant at time of lease expiration.

         SECURITY DEPOSIT: Subtenant shall provide Tenant with a security deposit in the amount of $1,900.

         This Sublease is contingent on the approval of the Landlord, K-5 Associates, LLC. If for any reason the Landlord will not allow Tenant to sublease the aforementioned space, this Sublease in null and void.

         It is understood that this is a Sublease and that all the terms and conditions as set forth in the Lease Agreement between K-5 Associates, LLC and MTI Technology Corporation dated April 26, 2000 are in effect and binding upon the Subtenant and Tenant. The Lease Agreement and all referenced amendments are attached hereto as Exhibit "A" and made a part hereof.



WITNESS/ATTEST:                        SUBTENANT:



/s/ Brad Corsmeier                     By: /s/ Roger Moon
-----------------------------          --------------------------------------
                                       Its: Roger Moon
                                       Date: September 23, 2002



WITNESS/ATTEST:                        TENANT:



                                       By: /s/ Mark Franzen
-----------------------------             --------------------------------------
                                       Its: Mark Franzen - CFO
                                       Date: September 24, 2002